Exhibit 99.1

FOR IMMEDIATE RELEASE

Peloton Announces Successful Completion of $1.35 Billion Holistic Refinancing

Refinancing Reduces Debt and Extends Maturities to Support Peloton’s Future Growth

NEW YORK, May 30, 2024 – Peloton Interactive, Inc. (“Peloton”) (NASDAQ: PTON) today announced it has successfully completed a holistic refinancing that reduced overall debt, extended debt maturities and achieved more flexible loan terms.

Summary of Transactions

•	The Company syndicated and closed a new $1 billion five-year term loan facility with a broad investor base (the “new TLB facility”)

•	The Company raised $350 million from new and existing investors through an upsized private offering of convertible senior notes due in 2029 (the “notes”)

•	The Company secured a new $100 million five-year revolving credit facility with JP Morgan and Goldman Sachs (together with the new TLB facility, the “new credit facilities”)

Peloton used net proceeds from the notes and new credit facilities, together with cash on hand, to strategically repurchase approximately $800 million of 0% convertible senior notes due in 2026 at a discount, to refinance its existing term loan and revolving credit facilities and to pay fees and related expenses.

“On behalf of the entire Peloton leadership team, we’re delighted with the incredible show of support that we received from new and existing investors who contributed to our oversubscribed and competitively priced refinancing. Notably, we achieved our refinancing goals of modestly deleveraging and extending our maturities at a reasonable blended cost of capital,” said Liz Coddington, Chief Financial Officer of Peloton. “This successful outcome underscores the resilience of our subscription business and signifies a tremendous vote of confidence in Peloton’s future. We are now operating from stronger financial footing and are well positioned to continue to provide the best fitness experience for our Members and deliver sustainable, profitable growth for our shareholders.”

The Company worked with its lead banks, JP Morgan and Goldman Sachs, and its financial advisor, BDT & MSD Partners, to complete this holistic refinancing.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our expectations regarding the refinancing and our future growth, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other important factors that could cause actual results to differ materially from those stated, including, without limitation: our ability to achieve and maintain future profitability; our ability to effectively manage our growth and costs; risks related to our common stock and indebtedness; our anticipated use of the net proceeds from the refinancing; and those risks and uncertainties described in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 and the sections titled “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, as such factors may be updated in our filings with the Securities and Exchange Commission (the “SEC”), which are available on the Investor Relations page of our website at https://investor.onepeloton.com/investor-relations and on the SEC website at www.sec.gov.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date of this press release, and we undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law.

About Peloton

Peloton (NASDAQ: PTON), provides Members with expert instruction, and world class content to create impactful and entertaining workout experiences for anyone, anywhere and at any stage in their fitness journey. At home, outdoors, traveling, or at the gym, Peloton brings together immersive classes, cutting-edge technology and hardware, and the Peloton App with multiple tiers to personalize the Peloton experience [with or without equipment]. Founded in 2012 and headquartered in New York City, Peloton has millions of Members across the US, UK, Canada, Germany, Australia, and Austria. For more information, visit www.onepeloton.com.

Investor Relations Contact:

James Marsh

investor@onepeloton.com

Press Contact:

Letena Lindsay

press@onepeloton.com